                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                      -----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE


                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  January 24, 2002

                           HANOVER COMPRESSOR COMPANY

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         Delaware                     1-13071             76-0625124
(State or Other Jurisdiction      (Commission File       (IRS Employer
     of Incorporation)                Number)         Identification No.)


      12001 North Houston Rosslyn                             77086
        Houston, Texas  77086                               (Zip Code)
(Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787
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Item 5.  Other Events.

See the following press release:

      Hanover Compressor and GE Sign Joint Marketing and Sales Plan for
                             Oil and Gas Industry


ATLANTA & HOUSTON--(BUSINESS WIRE)--Jan. 24, 2002--GE Power Systems (GEPS) and Hanover Compressor (NYSE: HC - news), the leading provider of outsourced natural gas compression services, today announced a joint marketing and business development plan designed to further expand the presence of both companies in the global oil and gas industry.

The plan covers sales and service of certain classes of oil and gas and power generation equipment:

    . Hanover will work in cooperation with GEPS to market and service GE's expanding line of gas turbines under 20 megawatts, for selected independent oil and gas customers worldwide.

    . Hanover also will become a preferred supplier of skids for certain GE aeroderivative gas turbine systems.

    . Hanover will contract with various GE business units for the rebuilding and refurbishment of non GE-technology gas turbines.

    . Hanover also will contract with the GE Oil & Gas business to purchase GE API 11P compression components to support Hanover's field compression units, and will work with GE Oil & Gas to bring GE API 618-type reciprocating compressor solutions to North American customers.

"This relationship combines Hanover's leadership position in packaged and skidded, field-ready compression equipment with GE Power Systems' advanced and wide-ranging power generation and oil and gas capabilities," said Michael J. McGhan, president and chief executive officer of Hanover Compressor. "It creates a powerful joint business thrust that benefits both companies. We are gratified by GE Power Systems' decision to align itself with Hanover in serving its global customer base."

Claudi Santiago, President and CEO of GEPS Oil and Gas, stated: "We are very pleased to have such a complimentary relationship that we are convinced will add real value to our customers as we continue to expand our Global reach." Rick Stewart, President and CEO of GEPS' Aero Energy Products Division, added:
"Hanover should add a real punch to our independent oil and gas sales efforts in the under-20 megawatts gas turbine product line. We are starting to see these companies getting into bigger projects where turbine technology for power or compression is needed, and Hanover has excellent service and coverage with those customers."

Hanover engineers, designs and builds equipment that enables its customers to increase the yield of natural gas from aging wells by using specially designed compression units of gradually increasing size to capture product. "This arrangement with GE Power Systems presents an exciting opportunity for our Company," said McGhan. "Among other things, this relationship positions
Hanover Compressor as the preferred packager of independent expander-compressors and expander-generators produced by GEPS' GE Oil & Gas division, which producers the most recognized and respected products in the energy business: Rotoflow(R) and Nuovo Pignone's API-618 reciprocating compressor units."

About GE Power Systems

GE Power Systems (www.gepower.com) is one of the world's leading suppliers of power generation technology, energy services and management systems with projected 2001 revenues exceeding $20 billion. The business has the largest installed base of power generation equipment in the global energy industry. GE Power Systems provides equipment, service and management solutions across the power generation, oil and gas, distributed power and energy rental industries.
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About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates,"
"expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HANOVER COMPRESSOR COMPANY


Date:  January 25, 2002          By: /s/ Michael J. McGhan
                                     ---------------------------------------
                                     Michael J. McGhan
                                     President and Chief Executive Officer